UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

CHINA WI-MAX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53268	61-1504884
(Commission File Number)	(I.R.S. Employer Identification No.)

1905 Sherman Street, Suite 335, Denver, Colorado 80203
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: 303-993-8028 not applicable

(Former name, former address and former fiscal year,
if changed since last report)

Total number of pages in this document: 3

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Dragon Telecom International Limited Agreement.  On April 30, 2010 the Board of directors approved a Wholesale Carrier Agreement with Dragon Telecom International Limited.

Under this agreement, Dragon Telecom International Limited will give the Company access to a high capacity fiber optic data transport link between Hong Kong and mainland China.  This agreement will enable the Company to provide international connections to its fiber and wireless networks in China.

The parties will determine at a later date the amount that Company shall compensate Dragon Telecom International Limited for the services rendered under the agreement.

The agreement is effective for one (1) year from its April 27, 2010 effective date.  It can be terminated upon three (3) months notice and by mutual written agreement of the parties.

A copy of the text of this agreement is attached hereto as an exhibit.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

a) Financial Statements - None

b) Exhibits

10.1    Dragon Telecom International Limited Agreement
99.1    Press Release dated April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA WI-MAX COMMUNICATIONS, INC. (Registrant)

Dated: May 5, 2010 /s/ Steven Berman ----------------------------------- Steven Berman, President